Exhibit 99.1

Reverse Mortgage Solutions, Inc.

and Subsidiaries

Independent Auditors’ Report and

Consolidated Financial Statements

December 31, 2011 and 2010

Reverse Mortgage Solutions, Inc. and Subsidiaries

December 31, 2011 and 2010

Independent Auditors’ Report

To the Board of Directors and Stockholders

of Reverse Mortgage Solutions, Inc.

Spring, Texas

We have audited the accompanying consolidated balance sheets of Reverse Mortgage Solutions, Inc. and subsidiaries as of December 31, 2010, and 2011, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Reverse Mortgage Solutions, Inc. and subsidiaries as of December 31, 2010 and 2011, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McConnell & Jones, LLP

Houston, Texas

October 15, 2012

3040 Post Oak Blvd., Suite 1600 Houston, TX 77056 Phone: 713.968.1600 Fax: 713.968.1601 WWW.MCCONNELLJONES.COM

Reverse Mortgage Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2011	2010
ASSETS

CURRENT ASSETS
Cash (including $1,125,000 and $1,200,000 restricted)	$10,819,148	$12,944,384
Accounts receivable	3,921,727	2,966,035
Due from related entities	596,942	1,624,957
Servicer advances, net	10,212,141	2,075,594
Investment in real estate held for sale	366,879	1,044,795
Prepaid expenses	286,502	287,062

TOTAL CURRENT ASSETS	26,203,339	20,942,827

PROPERTY AND EQUIPMENT, NET

Equipment	1,361,017	892,059
Furniture and fixtures	570,119	346,434
Leasehold improvements	229,559	184,474
Computer software	390,440	218,417

	2,551,135	1,641,384
Less: accumulated depreciation and amortization	(786,042)	(382,592)

TOTAL PROPERTY AND EQUIPMENT, NET	1,765,093	1,258,792

OTHER ASSETS

Reverse mortgage loans held for investment, net of an allowance for loan losses of $2,142,195 and $1,099,239	2,777,701,407	1,770,572,626
Mortgage servicing rights	11,815,190	10,737,449
Other real estate owned, net	10,373,051	507,175
Deferred tax asset	8,809,084	7,212,308
Investment in joint venture	48,382	—
Deposits	21,756	20,377
Internally developed software, net of accumulated amortization of $627,164	—	318,737

TOTAL OTHER ASSETS	2,808,768,870	1,789,368,672

TOTAL ASSETS	$2,836,737,302	$1,811,570,291

See Notes to Consolidated Financial Statements

Reverse Mortgage Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets – Continued

	December 31,
	2011	2010
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$6,520,082	$4,041,545
Warehouse lines of credit	88,744,526	29,176,097
Taxes payable	1,019,076	292,838
Other current liabilities	971,296	95,841

TOTAL CURRENT LIABILITIES	97,254,980	33,606,321

LONG-TERM LIABILITIES

Liability to GNMA Trusts	2,721,300,071	1,764,413,285
Other long-term liability	—	570,660
Amount billed in excess of cost on software development contract	—	53,671

TOTAL LONG-TERM LIABILITIES	2,721,300,071	1,765,037,616

TOTAL LIABILITIES	2,818,555,051	1,798,643,937

STOCKHOLDERS’ EQUITY

Convertible Preferred stock, 8% cumulative; $0.00000001 par value; authorized 10,000,000 shares including 9,615,385 shares designated as Series A Preferred stock; issued and outstanding 9,615,384 shares at $1.04 per share of Series A Preferred stock	—	—
Common stock, $0.00000001 par value; authorized 23,000,000 shares; issued and outstanding 8,333,333 and 9,166,666	—	—
Additional paid-in capital	10,000,000	10,000,000
Retained earnings	8,182,251	2,926,354

TOTAL STOCKHOLDERS’ EQUITY	18,182,251	12,926,354

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,836,737,302	$1,811,570,291

See Notes to Consolidated Financial Statements

Reverse Mortgage Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations

	Years Ended December 31,
	2011	2010
NET INTEREST INCOME
Interest income	$140,302,649	$67,703,172
Interest expense	128,955,586	62,224,817

Net interest income	11,347,063	5,478,355
Provision for loan losses	1,139,219	908,147

TOTAL NET INTEREST INCOME AFTER PROVISION	10,207,844	4,570,208

FAIR VALUE GAINS (LOSSES)
Change in fair value of mortgage servicing rights	1,069,341	(381,509)

TOTAL FAIR VALUE GAINS (LOSSES)	1,069,341	(381,509)

NONINTEREST INCOME
Loan administration fees	11,103,688	9,809,094
Asset management fees	5,602,064	215,598
Software development fees	3,321,244	2,092,823
Gain on sales of investment in real estate	201,594	536,053
Loan origination fees	177,490	—
Consulting fees and other income	91,733	—
Gains on sales of mortgage loans	19,634	4,884
Loan securitization and due diligence fees	—	6,220,984

TOTAL NONINTEREST INCOME	20,517,447	18,879,436

NONINTEREST EXPENSES
Personnel expenses	16,088,647	9,794,442
Loan servicing expenses	1,014,465	909,457
Retail loan origination expenses	952,845	244,968
Professional fees	812,090	777,922
Rent and occupancy	756,506	428,202
Depreciation and amortization	732,824	521,126
Telephone, postage and delivery	557,694	323,272
Travel and entertainment	532,387	288,321
Advertising and promotional expenses	427,752	222,213
Software and equipment expenses	332,664	170,339
Other general and administrative expenses	1,116,959	1,030,607

TOTAL NONINTEREST EXPENSES	23,324,833	14,710,869

INCOME BEFORE INCOME TAXES	8,469,799	8,357,266

PROVISION FOR INCOME TAXES	3,213,902	3,099,860

NET INCOME	$5,255,897	$5,257,406

See Notes to Consolidated Financial Statements

Reverse Mortgage Solutions, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

	Years Ended December 31, 2011 and 2010
	Capital Stock, Issued		Additional	Retained	Total
	Convertible		Paid-In	Earnings	Stockholders’
	Preferred	Common	Capital	(Deficit)	Equity
Balance, December 31, 2009	$—	$—	$10,004,000	$(623,073)	$9,380,927
Repurchased/retired stock	—	—	(4,000)	(1,707,979)	(1,711,979)
Net income	—	—	—	5,257,406	5,257,406

Balance, December 31, 2010	—	—	10,000,000	2,926,354	12,926,354
Net income	—	—	—	5,255,897	5,255,897

Balance, December 31, 2011	$—	$—	$10,000,000	$8,182,251	$18,182,251

See Notes to Consolidated Financial Statements

Reverse Mortgage Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2011	2010
OPERATING ACTIVITIES
Net income	$5,255,897	$5,257,406
Items not requiring (providing) cash:
Interest income and premium amortization on reverse mortgage loans	(92,906,139)	(46,640,970)
Interest expense and premium amortization on liability to GNMA trusts	79,994,664	40,611,174
Mortgage servicing rights received as compensation for loan securitization and due diligence services	—	(6,220,984)
Change in fair value of mortgage servicing rights	(1,067,740)	381,074
Deferred income tax benefit	(1,596,777)	(5,366,589)
Depreciation and amortization	732,824	521,126
Loss on retirement assets	10,333	—
Provision for loan losses	1,139,219	908,147
Changes in:
Accounts receivable	(955,692)	223,136
Due from related entities	1,028,015	(1,503,689)
Servicer advances	(8,136,548)	(1,012,428)
Prepaid expenses	561	(177,603)
Accounts payable and accrued expenses	2,425,065	2,973,267
Taxes payable	726,238	(343,050)
Other current liabilities	875,455	(40)

Net cash used in operating activities	(12,474,625)	(10,390,023)

INVESTING ACTIVITIES
Purchases of reverse mortgage loans	(979,188,675)	(1,357,917,037)
Repayments of reverse mortgage loans	53,960,739	24,057,736
Security deposits placed	(1,379)	—
Additions to property and equipment	(930,721)	(846,239)
Sales (additions) of investment in real estate	677,916	(1,044,795)
Investment in joint venture	(48,382)	—
Acquisition of mortgage servicing rights	(10,000)	(49,251)

Net cash used in investing activities	(925,540,502)	(1,335,799,586)

FINANCING ACTIVITIES
Proceeds from securitizations of reverse mortgage loans	935,164,515	1,350,937,500
Repayments of liability to GNMA trusts	(58,272,392)	(24,978,090)
Net change in warehouse lines of credit	59,568,429	29,176,097
Repurchase of common stock	(570,661)	(570,659)

Net cash provided by financing activities	935,889,891	1,354,564,848

(DECREASE) INCREASE IN CASH	(2,125,236)	8,375,239

CASH, BEGINNING OF YEAR	12,944,384	4,569,145

CASH, END OF YEAR	$10,819,148	$12,944,384

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$6,535,400	$2,312,543
Income tax paid	4,084,441	8,755,178

See Notes to Consolidated Financial Statements

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 1:    Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Reverse Mortgage Solutions, Inc. ("RMS" or "the Company"), a Delaware Corporation, was incorporated on February 21, 2007. The Company is a technology-focused reverse mortgage company that was formed to build a proprietary suite of origination, servicing and securitization software solutions specifically for the reverse mortgage market. The Company has utilized its proprietary systems to become a mortgage servicer, asset manager, capital markets participant and consultant in the reverse mortgage market.

RMS is approved as a HUD/FHA Title I and Title II Non-Supervised Lender. It is also a Fannie Mae approved Home Equity Conversion Mortgage ("HECM") Seller/Servicer, as well as an approved Ginnie Mae ("GNMA") Issuer, Servicer and Master Servicer for reverse mortgage HMBS. At December 31, 2011 and 2010, the Company serviced more than 61,000 and 43,000 reverse mortgage loans with outstanding balances of $8.9 billion and $6.1 billion, respectively, located in all fifty states and Puerto Rico.

The Company has a loan servicing operations center in Spring, Texas. The staff at this office primarily services reverse mortgage loans. An office in Houston, Texas houses the Company’s real estate owned ("REO") asset management operations. A loan originations office is located in Hiram, Georgia, and the Company’s information technology center is located in Palm Beach Gardens, Florida.

RMS Asset Management Solutions, LLC is a wholly-owned subsidiary of the Company, incorporated on October 1, 2009 in the State of Delaware as a limited liability company. It provides property management services for investor-owned REO properties.

Mortgage Asset Systems, LLC is a wholly-owned subsidiary of the Company, incorporated on March 12, 2007 in the State of Delaware as a limited liability company. It provides consulting services to software customers; however, it was not active in 2011 or 2010.

Specialty Servicing Solutions, LLC is a wholly-owned subsidiary of the Company, incorporated on June 17, 2009 in the State of Delaware as a limited liability company. The Company offers specialty servicing to investors; however, it was not active in 2011 or 2010.

RMSI Consulting, LLC is a wholly-owned subsidiary of the Company, incorporated on June 17, 2009 in the State of Delaware as a limited liability company. It will provide various mortgage related consulting services; however, it has not done any business as of December 31, 2011.

REO Leasing Solutions, LLC is a wholly-owned subsidiary of the Company, incorporated on June 17, 2009 in the State of Delaware as a limited liability company. It will provide property management services for both forward and reverse REO properties, but it was not active in 2011 or 2010.

Mortgage Consultants of America Corporation ("MCA") is a wholly-owned subsidiary of the Company that was acquired in a stock purchase transaction on February 9, 2012. MCA was incorporated in the State of Texas on September 25, 1990; however, it has been inactive for several years. It will provide consulting services to the mortgage industry. The Company acquired MCA from a related party. Refer to Note 13 for additional information.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Central Asset Review, LLC is a wholly-owned subsidiary of the Company, incorporated on April 9, 2012 in the State of Delaware as a limited liability company. It will provide claims review services for reverse mortgage investors; however, it has not done any business through the date of this report.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its 100% owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company consolidates a variable interest entity ("VIE") if it determines that it has a variable interest in the entity and that it is the primary beneficiary of the entity. This evaluation considers all of the Company's involvement with the VIE, identifying both the implicit and explicit variable interests that either individually or in the aggregate could be significant enough to warrant its designation as the primary beneficiary. This designation is evidenced by both the power to direct the activities of the VIE that most significantly impact its economic performance and the obligation to absorb the losses of, or the rights to receive the benefits from, the VIE that could potentially be significant to the VIE. As of December 31, 2011 and 2010, the Company was not considered to be a primary beneficiary of any VIE.

The Company sells HECM reverse mortgage loans to GNMA securitization trusts, which have characteristics of a VIE. The Company has concluded that it is not the primary beneficiary of these securitization trusts and, therefore, does not consolidate the trusts. As an HMBS issuer, the Company assumes certain obligations related to each security it issues. The most significant obligation is the requirement to purchase loans out of the HMBS pools once they reach certain principal limits. The repurchased loans are subsequently conveyed to HUD or liquidated in accordance with program requirements. In addition to the cost of financing these repurchases, the Company may sustain losses during the process of liquidating the loans.

The Company accounts for the transfer of the loans to the GNMA trusts as a secured borrowing. The HECM reverse mortgage loans are recognized as an asset in reverse mortgage loans held for investment with an offsetting liability to the GNMA trusts. The carrying value of the reverse mortgage loans held for investment includes an allowance for loan losses, which reflects probable incurred losses in the portfolio at the balance sheet date.

Use of Estimates

In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to prepayment speeds, borrower mortality rates and default rates used in the valuation of mortgage servicing rights, the allowance for loan losses and the amortization of premiums on reverse mortgage loans held for investment and the liability to GNMA trusts.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Transfers of Financial Assets

The Company is an approved issuer of GNMA HMBS securities, which are guaranteed by GNMA and collateralized by participation interests in FHA-insured HECMs. The Company both originates and purchases HECM reverse mortgage loans from other lenders. The loans are then pooled into HMBS securities which are sold into the secondary market with servicing rights retained.

The Company accounts for a transfer of these financial assets as a sale when it surrenders control of the transferred assets. When the criteria for sale accounting treatment are not met, the Company accounts for the transfer as a secured borrowing. Based upon the structure of the GNMA securitization program, the Company has determined that it has not relinquished control of the transferred assets and, therefore, accounts for these transfers as secured borrowings. Under this accounting treatment, the HECM reverse mortgage loans are not removed from the balance sheet and are classified as reverse mortgage loans held for investment. The proceeds from the transfer of assets are recorded as a liability to the GNMA trusts with no gain or loss recognized on the transfer.

Cash

For purposes of the statements of cash flows, the Company considers short-term highly liquid investments which are readily convertible to cash and have maturities as of the date of purchase of three months or less as cash equivalents.

The Company maintains cash balances with local financial institutions which are insured by the Federal Deposit Insurance Corporation ("FDIC"). Deposit balances in accounts other than non-interest bearing transaction accounts are insured up to $250,000 per depositor per insured financial institution. Special insurance coverage applies to deposits maintained in non-interest bearing transaction accounts beginning December 31, 2010 and ending December 31, 2012. Under such special coverage, balances maintained in non-interest bearing transaction accounts are insured in full by the FDIC. At times, the Company maintains cash balances which may be in excess of the FDIC insurance limits. The amounts on deposit at December 31, 2011 and 2010 exceeded the federally insured limits by approximately $2,217,000 and $1,760,000, respectively.

Restricted cash at December 31, 2011 and 2010 consists of $1,125,000 and $1,200,000, respectively, held in a pledge account maintained by a financial institution in connection with a warehouse line of credit.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers. Accounts receivable are due and payable upon receipt. Accounts past due beyond the next business day after issuance of the invoice are considered delinquent. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets or, where applicable, and if shorter, over the lease term. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is credited or charged to operations. Repairs and maintenance costs are expensed as incurred.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Estimated useful lives of assets are as follows:

Computer equipment	5 years
Telephone equipment	7 years
Software	3 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of life of lease or estimated use life

Real Estate Held for Sale

Real estate held for sale is stated at the lower of its carrying amount or estimated fair value less disposal costs. Depreciation is not recorded on assets classified as held for sale.

Reverse Mortgage Loans Held for Investment, Net

Reverse Mortgage Loans Held for Investment

The Company originates and purchases HECM reverse mortgage loans, which are classified as held for investment and carried at amortized cost. Premiums paid for the purchase of HECM reverse mortgage loans are deferred and recorded as an adjustment to the carrying value of the reverse mortgage loans held for investment.

Allowance for Loan Losses

The allowance for loan losses represents management's estimate of probable incurred credit losses inherent in the reverse mortgage loans held for investment portfolio accounted for at amortized cost as of the balance sheet date. This portfolio is made up of one segment and class that consists of HECM reverse mortgage loans. The primary risk characteristic of the portfolio segment and class relates to exposure from declines in collateral values. The method for monitoring and assessing this risk is the same throughout the portfolio. The Company's allowance for loan losses represents an estimate of incurred losses related to the HECM reverse mortgage loans. These loans are considered a homogenous pool and are evaluated collectively for impairment.

The determination of the level of the allowance for loan losses and, correspondingly, the provision for loan losses, for the HECM reverse mortgage loans evaluated collectively is based on historical foreclosure rates and historical loss severity, as well as management's judgment and assumptions regarding the estimated value of the underlying real estate collateral. Management evaluates these assumptions and various other relevant factors impacting collateral values and inherent losses when quantifying the Company’s exposure to loan losses and assessing the adequacy of its allowance for loan losses as of each reporting date.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Mortgage Servicing Rights

The Company recognizes the rights to service mortgage loans for others, or mortgage servicing rights ("MSRs"), at fair value when the MSRs are purchased or otherwise acquired. The Company determines the fair value of the servicing rights as of the date of acquisition based on the present value of estimated future net servicing income using assumptions that market participants use in their estimates of values. The fair value of each servicing rights pool is calculated based on assumptions about termination rates, life expectancy, costs of servicing, and other factors which are subject to change over time. The Company accounts for MSRs at fair value with changes in fair value recognized in the consolidated statements of operations in the period the change in fair value occurs. Changes in the underlying assumptions could cause the fair value of mortgage servicing rights to be significantly different in the future.

Other Real Estate Owned

REO consists of real estate properties acquired through, or in lieu of, loan foreclosures and are held for sale. Such properties are recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Changes in the valuation allowance are included in current period expenses.

Revenue Recognition

Interest income on reverse mortgage loans held for investment is recognized through the effective interest method. Premiums paid for the purchase of HECM reverse mortgage loans are amortized over the expected life of the loans, which is recognized as a component of interest income.

Loan administration fee income includes loan servicing fees, loan subservicing fees and various ancillary fees. Servicing fees are earned on loans serviced for Fannie Mae and private mortgage investors. All servicing fee income is accrued and recognized in the month earned. Subservicing fees are earned in accordance with subservicing arrangements where the Company services loans on behalf of another mortgage servicer. The Company also earns ancillary income under these subservicing arrangements. Ancillary income includes boarding fees and fees for monitoring bankruptcies and foreclosures. The Company recognizes subservicing income at the time it is billed to the client.

Asset management fees are earned under agreements with various reverse mortgage investors whereby the Company manages the liquidation of reverse mortgage REO owned by the investor. Such fees are generally earned and collected at the time the REO property is sold.

Software development fees are earned under long-term development contracts. Such revenues are recognized using the percentage-of-completion method of accounting if reliable estimates of the percentage of completion are available. If percentage of completion cannot be reliably determined, revenues are recognized using the cost recovery method of accounting.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Income Taxes

Provision for income taxes is based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

The Company applies the authoritative guidance in accounting for uncertainty in income taxes recognized in the financial statements. This guidance prescribes a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination. If the tax position is deemed “more-likely-than-not” to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement.

Recent Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board ("FASB") issued new guidance regarding balance sheet offsetting disclosures effective for annual reporting periods beginning on or after January 1, 2013 and interim periods within those annual periods. The guidance should be applied retrospectively for all comparative periods presented. The amendments require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effects of those arrangements on its financial position. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The Company is currently evaluating the impact of this guidance on its consolidated financial statements and related disclosures.

In May 2011, the FASB issued new accounting guidance for fair value measurements. This new accounting guidance clarifies existing fair value measurement requirements and changes certain fair value measurement principles and disclosure requirements that will be effective on January 1, 2012. The Company does not expect the adoption of this accounting guidance to have a material impact on its consolidated financial statements.

In April 2011, the FASB issued new accounting guidance for repurchase agreements and other agreements that both entitle and obligate a transferor to repurchase or redeem financial assets before their maturity. The new guidance removes the requirement to consider a transferor’s ability to fulfill its contractual rights from the criteria when determining effective control and is effective prospectively to any transactions occurring on or after January 1, 2012. The Company does not expect the adoption of this accounting guidance to have a material impact on its consolidated financial statements.

Reclassifications

Amounts in the prior year’s financial statements have been reclassified whenever necessary to conform to the current year’s presentation.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 2:    Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A three-tier fair value hierarchy is used to prioritize the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted market prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. A financial instrument's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The three levels of the fair value hierarchy are as follows:

•	Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2 — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

In general, the Company estimates the fair value of financial instruments based upon quoted market prices or quoted market prices for similar instruments, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Fair value is used on a recurring basis for MSRs. Refer to Note 5 for disclosure of fair value information related to MSRs. Fair value is used on a nonrecurring basis to evaluate assets for impairment or as required for disclosure purpose by applicable accounting guidance on disclosures about fair value of financial instruments. Depending on the nature of the assets and liabilities, various valuation techniques and assumptions are used when estimating fair value.

Fair Value of Financial Instruments

The carrying amount and estimated fair value of the Company's financial assets and liabilities as of December 31, 2011 and 2010 are provided below:

	December 31, 2011		December 31, 2010
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial assets
Reverse mortgage loans held for investment	2,777,701,407	2,918,193,112	1,770,572,626	1,822,309,220

Financial liabilities
Warehouse lines of credit	88,744,526	88,744,526	29,176,097	29,176,097
Liability to GNMA trusts	2,721,300,071	2,808,686,103	1,764,413,285	1,784,953,752

A description of the methods and significant assumptions used in estimating the fair value of the Company's financial instruments that are not measured at fair value on a recurring basis is provided below.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

•

Reverse mortgage loans held for investment—These loans are not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the loans. The Company's valuation considers assumptions that a market participant would consider in valuing the loans, including but not limited to, assumptions for prepayments, credit and discount rate.

•	Warehouse lines of credit—The estimated fair value of the warehouse lines of credit approximates its carrying amount due to the short-term nature of the liability.

•

Liability to GNMA trusts—This liability is not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the liability. The Company's valuation considers assumptions that a market participant would consider in valuing the liability, including but not limited to, assumptions for prepayments, credit and discount rate.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 3:    Servicer Advances, Net

The Company liquidates foreclosed properties owned by Fannie Mae and other investors. Advances to pay for appraisals, inspections, property preservation, taxes, insurance and other expenses are made during the process of marketing these properties. Reimbursement of advances on Fannie Mae properties is received semi-monthly upon submission of supporting documentation. Reimbursement of advances for assets owned by other investors is generally received upon sale of the property.

The Company services a portfolio of reverse mortgage loans owned by Fannie Mae. Part of its servicing responsibility is to pay foreclosure related expenses when these loans go into default. These advances remain outstanding during the foreclosure process. As foreclosures are completed, claims are filed with Fannie Mae for reimbursement.

The Company has established reserves to cover potentially unrecoverable advances, primarily related to its Fannie Mae-related loan servicing and asset management activities.

Servicer advances outstanding net of the reserve for unrecoverable advances at December 31, 2011 and 2010 are summarized as follows:

	December 31,
	2011	2010
Asset management advances—FNMA properties	$5,197,462	$23,425
Asset management advances—other investors	1,699,011	643,384
Foreclosure advances on loans serviced for FNMA	2,752,343	1,011,510
Other advances	1,050,525	497,275
Reserve for unrecoverable advances	(487,200)	(100,000)

Servicer advances, net	$10,212,141	$2,075,594

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 4:    Reverse Mortgage Loans Held for Investment, Net

Reverse mortgage loans held for investment consist of HECM reverse mortgage loans that have been transferred to GNMA securitization trusts as well as those that are held by the Company but have not yet been transferred to GNMA trusts. The mortgage loans transferred to the GNMA securitization trusts are pledged as collateral to the mortgage-backed debt issued by the trusts and are not available to satisfy the claims of the general creditors of the Company.

The components of the carrying amount of reverse mortgage loans held for investment is summarized in the following table:

	December 31,
	2011	2010
Reverse mortgage loans, principal balance	$2,641,436,994	$1,665,729,156
Unamortized premiums	138,406,608	105,942,709
Allowance for loan losses	(2,142,195)	(1,099,239)

Reverse mortgage loans held for investment, net	$2,777,701,407	$1,770,572,626

The principal balance of HECM reverse mortgage loans pledged as collateral to the GNMA securitization trusts as of December 31, 2011 and 2010 was $2,545.2 million and $1,633.5 million, respectively.

The principal balance of HECM reverse mortgage loans pledged as collateral to the warehouse lines of credit as of December 31, 2011 and 2010 was $94.2 million and $32.2 million, respectively.

Allowance for Loan Losses

The following table summarizes the activity in the allowance for loan losses for reverse mortgage loans held for investment.

	Years Ended December 31,
	2011	2010
Balance at beginning of year	$1,099,239	$191,092
Provision for loan losses	1,139,219	908,147
Charge-offs	(96,263)	—

Balance at end of year	$2,142,195	$1,099,239

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 5:    Mortgage Servicing Rights

Mortgage servicing assets ("MSRs") arise from mortgage servicing contracts where the benefits of servicing are expected to more than adequately compensate the servicer for performing the servicing. Mortgage servicing liabilities arise from mortgage servicing contracts where the estimated future revenues are not expected to adequately compensate the servicer for performing the servicing. The Company has elected to measure all MSR assets and liabilities at fair value.

The changes in the carrying amounts of MSRs for the years ended December 31, 2011 and 2010 are summarized as follows:

	Years Ended December 31,
	2011	2010
Fair value at beginning of year	$10,737,449	$4,848,328
Additions:
Cost of MSRs purchased from other servicers	10,000	49,251
Fair value of purchased MSRs in excess of cost	87,358	154,585
Fair value of other MSRs assumed without cash payment	—	105,489
Fair value of MSRs received as consideration for loan securitization and due diligence services	—	6,220,984
Changes in fair value:
Due to loan pay-offs and realization of cash flows	(740,885)	(788,890)
Due to changes in valuation inputs or model assumptions	1,721,268	147,702

Fair value at end of year	$11,815,190	$10,737,449

The measurement of fair value for the MSRs is classified as Level 3 in the fair value hierarchy. The fair value of the MSRs is estimated using the present value of project cash flows over the estimated period of net servicing income. The fair value was estimated using a 15% discount rate and annual servicing costs of $144 per loan. Loans were stratified using age/gender tranches, which is the most dominant characteristic affecting the mortality of reverse mortgage loans.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 6:    Warehouse Lines of Credit

The Company has a $75,000,000 revolving mortgage warehouse line of credit with Texas Capital Bank expiring May 21, 2013. During 2010 and 2011, interest on the credit line was computed at a rate equal to the note rate on the underlying mortgage collateral, with a floor of 4.5% and was subject to adjustment. The balance of outstanding borrowings at December 31, 2011 and 2010 was $69,668,555 and $29,176,097, respectively.

On August 4, 2011, the Company obtained a $40,000,000 revolving mortgage warehouse line of credit with Community Trust Bank expiring November 30, 2012. During 2011, the Bank had granted a temporary increase in this warehouse credit line to a total of $55,000,000. The temporary increase expires on November 30, 2012. Interest on the credit line is computed at a rate equal to 30-Day LIBOR plus 3.5%, with a floor of 4.5% and is subject to adjustment. The balance of outstanding borrowings at December 31, 2011 was $19,075,971.

The mortgage warehouse credit line with Texas Capital Bank is secured by a Money Market Demand Account on deposit with the Bank, in which a minimum deposit equal to 1.5% of the total available credit line must be maintained. These lines of credit are guaranteed jointly and severally by the common stockholders and contain covenants that require, among other things, the maintenance of certain tangible net worth, liquidity, and minimum year-to-date profit. The Company is in violation of certain of these covenants as of December 31, 2011 and 2010. The Company has been notified by Texas Capital Bank that these violations have been waived. Community Trust Bank is currently evaluating the debt covenant violations. As of the date of this financial report, the warehouse line of credit with Community Trust Bank is active under the terms described above. The Company believes that it has sufficient liquidity to conduct its business considering its $50 million revolving mortgage warehouse line of credit with UBS Real Estate Securities, Inc. entered into on August 16, 2012 (See Note 15) as well as other sources including Walter if needed.

Refer to Note 4 for information regarding HECM reverse mortgage loans pledged as collateral to the warehouse lines of credit.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 7:    Liability to GNMA Trusts

When the Company transfers HECM reverse mortgage loans to GNMA securitization trusts, the Company accounts for the transfer as a secured borrowing and recognizes a liability to the GNMA trusts, which is accounted for at amortized cost.

Provided in the table below is a summary of the components of this liability.

	December 31,
	2011	2010
Liability to GNMA trusts, principal balance	$2,552,282,789	$1,632,161,709
Unamortized premiums	169,017,282	132,251,576

Liability to GNMA trusts	$2,721,300,071	$1,764,413,285

For the years ended December 31, 2011 and 2010, the effective interest rate on the liability to GNMA trusts was 3.16% and 3.76%, respectively. At December 31, 2011 and 2010, the average remaining life of the liability to GNMA trusts was 4.7 years and 5.4 years, respectively.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 8:    Stockholders’ Equity

The Certificate of Incorporation of the Company was amended and restated as of March 29, 2007. Upon filing of the amended and restated Certificate, the following classes of stock, number of shares, and par value were authorized.

•

23,000,000 shares of Common stock, par value of $0.00000001 per share, consisting of 20,500,000 shares of voting Common stock and 2,500,000 shares of non-voting Common stock. The number of shares issued and outstanding as of December 31, 2011 is 8,333,333 voting Common stock shares.

•

10,000,000 shares of Preferred stock, par value $0.00000001, consisting of 9,615,385 shares designated as “Series A Preferred stock.” As of December 31, 2011, 9,615,384 shares of Series A Preferred stock were issued and outstanding.

The Series A Preferred stock is convertible, at any time, at the option of the stockholder and has a cumulative dividend of 8% per annum which accrue and are payable upon a liquidation event. As of December 31, 2011 $3,188,000 of such dividends in arrears had not been accrued. The Company, each Purchaser, and the other stockholders of the Company have executed a Right of First Refusal and Co-Sale agreement pertaining to these preferred shares.

On April 3, 2012, Series A Preferred stockholders signed an amendment agreeing to allow a distribution to all shareholders as though the Class A Shares had converted to common stock. A total dividend payment of $3,000,000 was made in April 2012 to both common and preferred stockholders.

Pursuant to a Stock Repurchase Agreement dated April 30, 2010, the Company agreed to repurchase all outstanding shares of common stock owned by one of the Company’s shareholders. Immediately prior to the execution of this agreement, this shareholder owned 2,500,000 shares of the Company’s voting common stock.

Terms of the Stock Repurchase Agreement specify that the repurchase would occur in three tranches. The first tranche of 833,334 shares was purchased upon execution of the agreement in June 2010. The shares repurchased were cancelled. The second tranche of 833,333 shares was repurchased on April 15, 2011, and the third tranche of 833,333 shares was repurchased on March 30, 2012. The amount payable for repurchase of the final tranche in 2012 is included in accounts payable and accrued expenses on the consolidated balance sheet at December 31, 2011 and in other long-term liability at December 31, 2010.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 9:    Software Development Contract

In October 2009, the U.S. Department of Housing and Urban Development (“HUD”) selected technology developed by RMS to fulfill its Home Equity Conversion Mortgage Service Provider contract. The RMS-provided solution would be used to replace the existing Insurance Accounting Collection Systems (IACS) used by FHA/HUD to handle the collection of financial data unique to the reverse mortgage/HECM program. RMS and a group of four other specialized partners submitted the winning bid to fulfill this contract. The contract provided for a base period of one year, with four additional one-year periods renewable at HUD’s option for a total of five years. The periods begin on October 1 and end on September 30.

In October 2010, HUD renewed the contract for Option Year 1 with a new billing schedule tied to new milestones. In April 2012, HUD renewed the contract for Option Year 2, which expired on September 30, 2012. In August 2012, HUD renewed the contract for Option Year 3, which will expire on September 30, 2013.

The Company recognized software development revenues as work was completed and billed pursuant to the HUD contract. Revenues of $2.1 million were recognized during 2010, of which approximately $265,000 was uncollected at December 31, 2010. The unpaid amount was collected in 2011. Revenues of $3.3 million were recognized during 2011, of which $1.1 million was uncollected at December 31, 2011. The unpaid amount was collected in 2012. Total project costs incurred by RMS during 2011 and 2010 were approximately $1.7 million and $2.1 million, respectively.

Note 10:    Asset Management Agreement

In November 2010, RMS Asset Management Solutions, LLC (“RMSI”), a wholly-owned subsidiary of RMS, entered into a Reverse Mortgage Asset Management Agreement with Fannie Mae. Fannie Mae has been a significant investor in FHA-insured Home Equity Conversion Mortgage (“HECM”) loans. As a result, Fannie Mae now owns a portfolio of residential real property acquired through foreclosure or deed in lieu of foreclosure which is insured through the FHA HECM program. Under this insurance program, HUD may reduce or deny coverage for claims made with respect to HECM-insured properties if the HUD guidelines regarding the preservation, repair, marketing and sales of such properties are not followed. Because RMSI has significant expertise in providing asset management services intended to maximize the return on HECM insurance claims to owners of HECM-insured properties, Fannie Mae has retained RMSI to provide such services in relation to its HECM-insured properties.

As of December 31, 2011, RMSI had received approximately 8,900 Fannie Mae-owned properties for management under this contract. Property management fees are recognized when earned at the time properties are sold. The Company recognized approximately $5.2 million of revenue from this agreement in 2011.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 11:    401(k) Plan

Pursuant to Election Agreements signed by the Company, full-time employees are covered by the Insperity 401(k) Plan, initially adopted November 28, 2007 and amended on January 1, 2008 and January 1, 2010. The Plan was amended on March 3, 2011 to change the Plan Sponsor name from the Administaff 401(k) Plan to the Insperity 401(k) Plan.

The initial Plan had no minimum age or service eligibility requirements for participating employees. The Plan allowed for Employer Matching Contributions of 100% of each active participant’s eligible pre-tax contributions up to 3% for each pay period. Additionally, a discretionary employer profit sharing contribution may be made to the plan to be allocated to eligible employees.

The 2008 amendment established minimum age and service requirements and allowed for additional Employer Matching Contributions of 50% for eligible employee contributions between 3% and 5% of the employee’s pre-tax compensation for each payroll period.

The 2010 amendment increased Employer Matching Contributions to 100% of each active participant’s eligible pre-tax contributions up to 5% for each pay period.

Total employer contributions for the years ended December 31, 2011 and 2010 were approximately $188,000 and $114,000, respectively.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 12:    Income Taxes

The Company provides for deferred income taxes on temporary differences between the book and tax treatment of assets and liabilities for financial reporting and income tax reporting. The primary temporary differences relate to the recognition of the transferred HECM loans as a sale for tax purposes and as a secured financing arrangement for financial reporting purposes and to different basis in mortgage servicing rights between book and tax. The Company files consolidated income tax returns with its subsidiaries.

Provided below is a summary of the composition of the provision for income taxes:

	Years Ended December 31,
	2011	2010
Current
Federal	$4,376,347	$7,948,675
State and local	434,332	517,774

Current income tax expense	4,810,679	8,466,449
Deferred
Federal	(1,549,545)	(5,217,975)
State and local	(47,232)	(148,614)

Deferred income tax benefit	(1,596,777)	(5,366,589)

Total income tax expense	$3,213,902	$3,099,860

The following table summarizes the significant components of the deferred tax asset.

	December 31,
	2011	2010
Deferred tax assets
Transfers of reverse mortgage loans to GNMA trusts	$5,460,135	$4,439,481
Fair value adjustment of mortgage servicing rights	3,348,949	2,772,827

Total deferred tax assets	$8,809,084	$7,212,308

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 13:    Related Party Transactions

The Company leases its Spring, Texas Operations Center from Paymaker, Inc., which is owned 50% by H. Marc Helm who is the President and CEO of RMS. The lease includes usage of all work cubicles, furniture, wiring, printers, and file servers in the rental areas and allocated storage space.

In March 2007, the Company entered into a Monitoring Agreement with JAM Equity Partners, LLC (“JAM”). Affiliates of JAM own 9,519,230 shares of the Company’s outstanding Series A Preferred Stock. Mr. Michael Sekits, a Member of JAM, also serves on the Company’s Board of Directors. Pursuant to this agreement, the Company engaged JAM to provide financial, managerial and operational advice in connection with the Company’s day-to-day operations and other management services. The Company agreed to pay JAM or its designated affiliate a fee of $25,000 per quarter for services rendered under this agreement. A total of $100,000 was paid during each year 2011 and 2010.

JAM also has equity investments in two reverse mortgage origination companies, American Advisors Group (“AAG”) and Security One Lending (“S1L”), from which RMS purchases closed loans. RMS securitizes the acquired loans for sale in the secondary market. These purchases are made under terms and conditions that are similar to transactions where RMS purchases loans from unrelated mortgage originators. During the years ended December 31, 2011 and 2010, RMS purchased loans with principal balances from AAG totaling approximately $81 million and $20 million, respectively, and $118 million and $139 million, respectively, from S1L.

RMS holds a demand note receivable from AAG with a principal balance of $300,000 at December 31, 2011 and 2010. The demand promissory note is dated September 9, 2010. The loan was made to assist this company in expanding its loan warehouse credit facility to support higher origination volumes. Interest accrues at 8.5% and is payable monthly. Interest payments are current as of December 31, 2011. The Company also had accounts receivable from AAG and S1L totaling $296,942 and $1,324,957 at December 31, 2011 and 2010, respectively, which are included in due from related entities on the consolidated balance sheets. Management believes all balances due from AAG and S1L are fully collectible. The amounts are reflected in due from related entities.

On February 9, 2012, RMS purchased 100% of the outstanding capital stock of Mortgage Consultants of America Corporation (“MCA”). The stock was purchased for a total price of $100 from the spouse of H. Marc Helm who is the President and CEO of RMS. MCA is a Texas corporation that has been inactive for several years. It had no tangible assets and no liabilities at the date of acquisition.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 14:    Commitments and Contingencies

Litigation

The Company is involved in claims and legal proceedings arising from the normal course of business. Management believes that the final outcome of any of these matters will not have a material impact on the Company’s financial position or results of operations.

Preferred Stock

Cumulative dividends of 8% per annum are to accrue, whether or not declared, on Series A Preferred Stock from date of issuance of any shares. Such dividends are payable only upon a liquidation event, which is narrowly defined and have not been accrued. The amount of the dividends in arrears as of December 31, 2011 is estimated to be $3,188,000. Management believes that prior to any such liquidation event, the preferred shares would be converted into common stock.

Operating Leases

The Company conducts its servicing operations from a facility owned by related parties. Refer to Note 13 for further information. The Company signed a five-year cancelable lease expiring December 2015. Base rental rates range from $10,500 to $19,500 per month during the five-year lease term. Rental expense of approximately $210,000 and $124,500 was incurred on this lease during the years ended December 31, 2011 and 2010, respectively.

The Company signed a five-year cancelable lease expiring February 28, 2015. Base rental rates range from $1,050 to $2,000 per month during the five-year lease term. Rental expense of approximately $18,000 was incurred on this lease during 2011.

Mortgage Asset Systems, LLC (the Company’s subsidiary) signed a five-year lease expiring February 2016. Base rental rates range from approximately $15,800 to $18,500 per month during the five-year lease term. Rental expense in the amount of approximately $240,365 was incurred on this lease during 2011.

REO Leasing Solutions, LLC (the Company’s subsidiary) signed a five-year lease expiring August 2014. Base rental rates range from approximately $675 to $1,900 per month during the five-year lease term. Rental expense in the amount of $20,400 and $9,550 was incurred on this lease during the years ended December 31, 2011 and 2010, respectively.

REO Asset Management Solution, LLC (the Company’s subsidiary) signed two leases expiring September 30, 2015. The total base rental rates range from approximately $4,000 to $6,000 per month during lease term. The total rental expense in the amount of approximately $61,100 was incurred on this lease during 2011.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Future minimum lease payments required under the leases for the years ended December 31 are as follows:

2012	$623,508
2013	608,033
2014	599,538
2015	550,670
2016	48,470

Total	$2,430,219

Major Customers

The Company earned income, directly or indirectly, from three major customers during the year ended December 31, 2011. These customers accounted for approximately 58% of revenues.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 15:    Subsequent Events

The Company evaluated subsequent events after the balance sheet date of December 31, 2011 through October 15, 2012, the date which the financial statements were available to be issued.

In March 2012, the Company entered into an agreement to acquire the mortgage servicing rights to approximately 5,200 reverse mortgage loans owned by Fannie Mae. Approximately 4,250 of these loans are in default. Due to the default status of this portfolio, the seller will pay RMS approximately $7 million as compensation for managing the loans through the default process. RMS acquired servicing rights to the active, non-default loans at no cost. As a condition to approving this transaction, Fannie Mae required that the seller retain liability for any and all losses incurred due to the seller’s prior servicing of the loans.

On August 16, 2012, the Company entered into a $50 million revolving mortgage warehouse line of credit with UBS Real Estate Securities, Inc. expiring on August 15, 2013. Interest on the credit line will be computed at a rate equal to One-Month LIBOR plus 2.75%. This credit facility is guaranteed by the common shareholders and contains certain financial covenants which are similar to those required by the Company's existing mortgage warehouse credit lines. As of October 13, 2012, $33 million was outstanding under this line of credit.

On August 31, 2012, RMS and its stockholders entered into a definitive stock purchase agreement with Walter Investment Management Corp. ("Walter"), whereby Walter will acquire all of the Company's outstanding capital stock. Consideration in the transaction consists of cash of $60 million, Walter stock of $25 million and a seller note of $35 million. The transaction is subject to receipt of government approvals and third-party consents and satisfaction of other customer closing conditions. The Company expects to complete the transaction by November 1, 2012. It is anticipated that the Company will continue to operate from its current headquarters in Spring, Texas under existing management subsequent to the acquisition.

The Company is not in compliance as of December 31, 2011 with the net worth and net worth to total assets requirements of the government-sponsored enterprises for which the Company performs servicing. As described above, the Company has entered into a definitive stock purchase agreement with Walter. The Company has received confirmation from these government-sponsored enterprises that they intend to approve the acquisition of RMS by Walter. As part of this approval, it is expected that a corporate guaranty will be issued by Walter in order to meet the net worth and net worth to total assets requirements of these government-sponsored enterprises.

On October 1, 2012, RMS received notification from a client company that its subservicing contract will be terminated effective December 1, 2012. Approximately 10,000 reverse mortgage loans are currently being subserviced by RMS pursuant to this agreement.